UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 11, 2013

RELM Wireless Corporation
(Exact Name of Registrant Specified in Charter)

Nevada
(State or other jurisdiction of incorporation)

001-32644 (Commission File Number)	59-34862971 (I.R.S. Employer Identification No.)

7100 Technology Drive, West Melbourne, FL (Address of principal executive offices)	32904 (Zip Code)

Registrant’s telephone number, including area code (321) 984-1414

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Current Report on Form 8-K/A amends and supplements the information reported in Item 5.02 to the Current Report on Form 8-K dated September 11, 2013 and filed September 12, 2013 regarding the appointment of Ryan Levenson and Benjamin Rosenzweig to the Board of Directors (the “Board”) of RELM Wireless Corporation (the “Company”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2014, the Board appointed Mr. Levenson to serve as a member of the Board’s audit committee and appointed Mr. Rosenzweig to serve as a member of the Board’s compensation committee.  In addition, director Timothy O’Neill was appointed to serve as the chairman of the Board’s audit committee, director Donald Goebert was appointed to serve as a member of the Board’s nominating and governance committee and director Randolph Piechocki stepped down as a member of the Board’s compensation committee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION

Date: January 14, 2014	By:	/s/ William P. Kelly
William P. Kelly, Executive Vice President and Chief Financial Officer

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